Exhibit 23.4

January 3, 2022

CONSENT OF QUALIFIED PERSON

Re: Form 8-K of Perpetua Resources Corp. (the “Company”)

I, Peter E. Kowalewski, P.E., on behalf of Tierra Group International, Ltd., consent to:

•	the public filing by the Company and use of the technical report titled “Stibnite Gold Project S-K 1300 Technical Summary Report” (the “Technical Report Summary”), with an effective date of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Company’s Form 8-K dated January 3, 2022 (the “Form 8-K”);

•	the use of and reference to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-X promulgated by the U.S. Securities Exchange Commission), in connection with the Form 8-K and any such Technical Report Summary;

•	any extracts from, or summary of, the Technical Report Summary in the Form 8-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-8 (Registration No. 333-256925), filed on June 9, 2021, relating to the Company’s Omnibus Equity Incentive Plan;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-8 (Registration No. 333-255147), filed on April 9, 2021, relating to the Company’s 2011 Evergreen Incentive Stock Option Plan.

We are responsible for authoring, and this consent pertains to, Sections 15.8, 17.8 and 18.1.6 of the Technical Report Summary. We certify that we have read the Form 8-K and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

By:	/s/ Peter E. Kowalewski, P.E.

Name:	Peter E. Kowalewski, P.E.